EXHIBIT 16.1

January 13, 2020

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of J.W. Mays, Inc. dated January 13. 2020. We agree with the statements made concerning our firm contained therein.

Yours very truly,

Utica, New York